UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016

GLOBAL EQUITY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54557	27-3986073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

X3 Jumeirah Bay, Office 3305,

Jumeirah Lake Towers

Dubai, UAE

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: + (971) 42767576 / + (1) 321 200 0142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On September 30, 2016, Peter James Smith, the Company’s Chief Executive Officer, converted $54,402.39 of accrued salary into 2,720,120 shares of the Company’s common restricted stock at a conversion price of $.02 per share.

On September 30, 2016, Enzo Taddei, the Company’s Chief Financial Officer, converted $73,133.93 of accrued salary into 3,656,697 shares of the Company’s common restricted stock at a conversion price of $.02 per share.

On September 30, 2016, Patrick V. Dolan, the Company’s Managing Director, converted $26,477.25 of accrued salary into 1,323,863 shares of the Company’s common stock at a conversion price of $.02 per share.

On September 30, 2016, Colin Copeland, a Company employee, converted $18,000 of accrued salary into 900,000 shares of the Company’s common stock at a conversion price of $.02 per share.

On September 30, 2016, James Robert Payne, a Company employee, converted $31,984.80 of accrued salary into 1,599,240 shares of the Company’s common stock at a conversion price of $.02 per share.

On September 30, 2016, Zara Victoria Clark, a Company employee, converted $15,666.70 of accrued salary into 783,335 shares of the Company’s common stock at a conversion price of $.02 per share.

As a result of the six conversions described above, the Company issued an aggregate of 10,983,255 restricted shares of common stock to Messrs. Smith, Taddei, Dolan, Payne, Copeland and Miss Clark.

The above shares of commons stock were issued in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4.(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2016

GLOBAL EQUITY INTERNATIONAL, INC

	By:	/s/ Enzo Taddei
Enzo Taddei
Chief Financial Officer